Exhibit 99.1

Gexa Corp. Announces Results of Review

    HOUSTON--(BUSINESS WIRE)--April 28, 2004--Gexa Energy Corp. (OTCBB:GEXC), a Texas Retail Electricity Provider, announced today that the Audit Committee of the Board of Directors and their independent counsel have concluded their independent review of the Company's internal controls, and recommended an action plan regarding improvements to internal controls. This previously announced review was undertaken in response to various issues raised by the Company's auditors in preparing the Annual Report on Form 10-KSB. Specifically, the Audit Committee's action plan, which has been approved by the Board of Directors, requires the Company to immediately undertake and complete a number of actions (some of which have already been taken), including:

    -- institute new document control procedures including an updated disaster recovery plan

    --  finalize the search for a permanent CFO

    -- hire personnel with experience in SEC reporting and accounting, human resources and investor relations

    -- create new policies and procedures for the issuance of press releases and the preparation of SEC reports

    -- establish an internal Disclosure Review Committee to review and coordinate SEC reports, and prepare a policy regarding the notification of senior management and the Board of material developments

    --  add to and improve accounting policies and procedures

    -- conduct a review of the Company's internal controls pursuant to section 404 of the Sarbanes Oxley Act

    -- establish a training program for all relevant personnel regarding SEC reporting, Sarbanes-Oxley Act compliance and related issues

    In reaching these conclusions, the Audit Committee indicated that while there were material weaknesses in the Company's internal controls related to financial reporting, there was no intentional misconduct that occurred in connection with the matters outlined in the material weakness letter sent by the Company's auditors on March 22, 2004. The Company and its auditors are continuing to work on completing the 2003 audit, but at this time cannot estimate when the audit will be completed.
    The Company also reported that Nasdaq had placed a character "E" by the Company's trading symbol to denote the Company's filing delinquency regarding its Annual Report on Form 10-KSB. If the 10-KSB is not filed by May 20, 2004, the Company's common stock will no longer be eligible for trading in the Nasdaq's OTC Bulletin Board. The Company has previously filed an application for listing on the Nasdaq SmallCap Market, and has been informed by Nasdaq that their review of the application will not be completed until the 10-KSB is filed.
    Neil Leibman, chairman and chief executive officer, stated, " I am pleased that we have thus far successfully worked through this process and have adopted the recommendations of the Audit Committee. In addition, we have begun to implement the necessary internal controls which will allow us to continue to grow the company with a fundamentally strong organizational base."

    About Gexa Energy: Gexa Energy is a Texas-based retail electric provider, which entered the market as deregulation began on Jan. 1, 2002. The Company offers residential and all size commercial customers in the Texas restructured retail energy market competitive prices, pricing choices, and improved customer friendly service.

    Forward-Looking Statements:

    Certain statements in this news release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

    CONTACT: Gexa Energy Corp., Houston
             Neil Leibman, 713-961-9399
             investors@gexaenergy.com
             www.gexaenergy.com